Exhibit 99.2

Fourth Quarter and Full Year 2006 Financial Review and Analysis (Unaudited) January 23, 2007

Forward-Looking Statements Certain information presented in this document may constitute "forward-looking" statements. These statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions; foreign currency exchange rates; worldwide and local economic conditions; impact of competitive products and pricing; selling prices; impact of legal proceedings, including the Canadian Department of Justice and the Australian Competition and Consumer Commission investigations into industry competitive practices, and any related proceedings or lawsuits pertaining to these investigations or to the subject matter thereof or of the recently concluded investigations by the U.S. Department of Justice ("DOJ") and the European Commission (including purported class actions seeking treble damages for alleged unlawful competitive practices, and a purported class action related to alleged disclosure and fiduciary duty violations pertaining to alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation), as well as the impact of potential violations of the U.S. Foreign Corrupt Practices Act based on issues in China; impact of epidemiological events on the economy and the Company's customers and suppliers; successful integration of acquisitions; financial condition and inventory strategies of customers; timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; and other matters referred to in the Company's SEC filings. The Company believes that the most significant risk factors that could affect its ability to achieve its stated financial expectations in the near-term include (1) the impact of economic conditions on underlying demand for the Company's products; (2) the impact of competitors' actions, including expansion in key markets, product offerings and pricing; (3) the degree to which higher raw material and energy-related costs can be passed on to customers through selling price increases (and previously implemented selling price increases can be sustained), without a significant loss of volume; (4) potential adverse developments in legal proceedings and/or investigations regarding competitive activities, including possible fines, penalties, judgments or settlements; and (5) the ability of the Company to achieve and sustain targeted cost reductions. The financial information presented in this document represents preliminary, unaudited financial results. Slide 3

Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP measures as defined by SEC rules. The most directly comparable GAAP measures have been included in the earnings news release for the quarter. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included with the financial statements accompanying the earnings news release for the quarter. (See Attachments A-2 through A-6 to Exhibit 99.1, news release dated January 23, 2007.) The Company's non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative (e.g., gains on sales of assets, restructuring charges, asset impairments, etc.), from certain of the Company's GAAP measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company's "core" or "underlying" operating results. These non-GAAP measures are used internally to evaluate trends in the Company's underlying business, as well as to facilitate comparison to the results of competitors for a single period. (See Attachment A-2 of Exhibit 99.1 for discussion of limitations associated with the use of these non-GAAP measures.) The information in this document has been furnished (not filed) under Form 8-K with the SEC and is posted at the Investors section of the Company's Web site. Slide 5

Full Year 2006 Highlights Modest growth in sales on adjusted organic basis (3%), reflecting price-related share loss in Roll Materials business in 2H-05 / early 2006, and generally slow market conditions affecting North America in 2H-06 Continued strength in emerging markets Good progress against share gain objectives for Roll Materials business in North America and Europe during second half of the year Early signs of improvement in growth trajectory for Office Products branded printable media Solid growth in Retail Information Services from continued global share gain Mixed results for Graphics and Reflective - solid performance internationally, partially offset by decline in North America, with reduced profitability overall

Gross profit and EBIT margin (before restructuring charges) up 40 basis points and 30 basis points, respectively Slightly behind inflation curve in first half... selling price increases neutralize impact of inflation for the full year Benefit from restructuring savings and productivity initiatives partially offset by stock option and pension expense, reinvestment in marketing and other growth initiatives, and some non-recurring factors (e.g., LIFO adjustment) U.S. DOJ and European Union investigations closed with no action Board raised authorization for share repurchase to 7.4 mil. shares in late October Q4 purchases totaled 2.5 million shares (approx. $169 mil.), funded by free cash flow and short-term borrowings Immaterial benefit to earnings per share in the fourth quarter, due to monthly averaging and impact of increased dilution related to outstanding options Full Year 2006 Highlights (continued)

Fourth Quarter Overview Net sales increased 3.5% over prior year (approx. 2% before effects of currency translation, acquisitions/divestitures and other comparability adjustments), reflecting both higher unit volume as well as positive changes in pricing and product mix Unit volume growth before product line divestitures, exited private label business, and forward buy related to January price increase in Office Products was approx. 1% Compared to a year ago, selling price increases fully offset material inflation of approx. $4 mil. for the quarter

Fourth Quarter Overview (continued) Operating margin before restructuring and asset impairment charges and other items declined by 40 basis points Benefits from restructuring and other productivity improvements were more than offset by changes in the year-end adjustment of LIFO inventory reserves, stock option expense, and higher costs related to marketing promotions and IT We completed actions which will yield annualized savings of $90 to $100 million from 2006 restructuring efforts Recognized $15 mil. of savings (net of transition costs) during the fourth quarter Full year 2006 results reflect roughly half of total targeted savings (net of transition costs), with approximately $45 mil. of incremental savings benefiting 2007 Portion of incremental savings will be reinvested for top line growth and future productivity improvement (e.g., $12 to $15 mil. related to IT investments)

Fourth Quarter Overview (continued) Restructuring and asset impairment charges in the fourth quarter include $5.1 million related to 2007 actions currently underway Annualized savings associated with these actions are expected to total approximately $11 to $13 million of new savings for 2008 2007 savings expected to be entirely offset by transition costs (e.g., accelerated depreciation) Reported E.P.S. of $1.01 includes total of $0.10 for restructuring and asset impairment charges, offset by $0.05 gain from sale of assets Increase in the LIFO inventory reserve reduced earnings by approx. $0.03 per share 370 basis point sequential reduction in year-to-date tax rate reflects Congress' approval of R&D tax credit, global tax planning, and favorable geographic income mix (compared to previous guidance, reduction in tax rate represents approx. $0.08 benefit to E.P.S. before restructuring charges)

Management Analysis of Underlying Sales Trends
(continuing operations)

	Q4-05	Q1-06	Q2-06	Q3-06	Q4-06
Core volume growth (est.)	(4.6)%	1.6%	0.8%	3.0%	1.1%
Comparability adjustments[(1)]	*4.6%*	*0.4%*	*1.7%*	*(0.4)%*	*(0.6)%*
"Underlying" volume growth	*0.0%*	*2.0%*	*2.5%*	*2.6%*	*0.5%*
Other factors impacting reported sales growth:					
Acquisitions, Net of Divestitures	0.0%	(0.3)%	(1.4)%	(1.1)%	(1.1)%
Price/Mix	+ 1%	+ 1%	+ 1%	+ 1%	+ 1%
Currency	(0.6)%	(2.7)%	(0.3)%	1.8%	2.6%
Reported Sales Growth	(4.5)%	(0.4)%	(0.1)%	4.6%	3.5%
Adj. Organic Sales Growth[(2)]	*0.7%*	*3.0%*	*3.2%*	*3.5%*	*1.5%*

(1) Adjustments for comparability:

Q4-05 -- Extra week of sales and pre-buy activities in 2004 ahead of price increase.

Q1-06 to Q4-06 – Decision to exit certain low margin private label business; shift in timing of back-to-school orders from Q2 to Q3 (return to normal order pattern); prior year short-term benefit of competitor plant strike in Europe (Q2 only); and forward buy in Q4 related to January price increase

(2) Reported Sales Growth less the impacts of foreign currency translation, acquisition and divestitures, and comparability adjustments

AVERY DENNISON

Slide 9

Gross Profit Margin (Total Company) 27.6% 27.8% 27.6% Operating Margin (non-GAAP*): Pressure-Sensitive Materials 9.4% 8.5% 10.2% Office and Consumer Products 18.0% 22.4% 16.0% Retail Information Services 7.6% 7.8% 6.4% Other Specialty Converting 1.5% 2.2% 5.0% Total Company 9.0% 9.4% 9.7% Impact of RFID on reported margin: (0.5)% (0.7)% (0.6)% Total Company Excluding RFID 9.5% 10.1% 10.3% * Earnings before interest and taxes, excluding environmental remediation costs, restructuring and asset impairment charges, and other items detailed in Attachments A-3 and A-5 of Exhibit 99.1. Q4-06 Q4-05 Q3-06 Margin Analysis (continuing operations)

Key Factors Impacting Margin Gross profit margin declined 20 basis points compared with prior year to 27.6% Benefit from restructuring was more than offset by changes in the year- end adjustment of LIFO inventory reserves and unfavorable segment mix Marketing, general and administrative (MG&A) expense ratio increased to 18.6% Absolute MG&A spending increased by $12 mil. vs. prior year, as restructuring and other productivity savings were more than offset by: $8 mil. of higher costs related to stock options and pension $7 mil. of business reinvestment in promotional and brand-building activity and IT platforms $6 mil. related to currency translation Sequentially, MG&A spending increased due to stock option expense, business reinvestment (marketing/IT), and seasonal factors

Stock Option Expense Pre-Tax Expense Margin Impact E.P.S. Pre-Tax Expense E.P.S. ($ mil.) ($ mil.) Corporate 3.6 n/a 9.7 Pressure-Sensitive Materials 1.0 ~ 10 b.p. 3.9 Office & Consumer Products 0.7 ~ 25 b.p. 2.8 Retail Information Services 0.0 ~ 0 b.p. 1.6 Other Specialty Converting 1.1 ~ 75 b.p. 2.9 Total 6.4 ~ 45 b.p. $ 0.04 20.9 $ 0.14 Q4-06 Expense FY 2006

Restructuring Summary (continuing operations)

PRESSURE-SENSITIVE MATERIALS Reported sales of $814 mil., up 6.7% compared with prior year Organic sales growth of approx. 3% Change in sales for roll materials business by region, adjusted for the effect of currency translation: North America even with prior year Low single-digit growth in Europe Double-digit growth in Asia and Latin America Graphics & Reflective business increased at low single-digit rate before currency (international growth offset a decline in the US) Excluding restructuring and other items, operating margin increased by 90 basis points to 9.4% Benefit of productivity initiatives partially offset by restructuring-related transition costs and stock option expense Q4-2006 Segment Overview

Q4-2006 Segment Overview (continued) OFFICE AND CONSUMER PRODUCTS Reported sales of $285 mil., down approx. 2.7% compared with prior year Divestiture of filing product lines in Europe and decision to exit certain private label business in the U.S. represented roughly 6 points of sales decline Impact of a forward buy in anticipation of a January price increase added about 4 points of sales benefit for the quarter Organic sales decline of approx. 2% adjusted for year-on-year comparability issues Excluding restructuring and other items, operating margin declined 440 basis points to 18.0% Benefit of productivity initiatives were more than offset by changes in the year-end adjustment of LIFO inventory reserves, as well as higher spending related to promotions and brand-building initiatives and raw material inflation

Q4-2006 Segment Overview (continued) RETAIL INFORMATION SERVICES Reported sales of $168 mil., up 5.5% compared with prior year Organic sales growth of approx. 4% Excluding restructuring and other items, operating margin declined 20 basis points to 7.6% Benefits of restructuring were offset by higher costs associated with investments in information technology and employee-related costs OTHER SPECIALTY CONVERTING Reported sales of $144 mil., down approx. 3% compared with prior year Sales declined on an organic basis by approx. 4%, with sales declines in Industrial and Automotive and other converting businesses, partially offset by modest growth in Specialty Tapes Operating margin before restructuring and other items declined by 70 basis points to 1.5% Benefit of productivity initiatives and reduction in loss from RFID were more than offset by reduced fixed cost leverage, unfavorable mix, and stock option expense

Fourth Quarter Balance Sheet and FY Cash Flow Millions, except as noted 2006 2005 Cash flow from operations(1) $516.2 $441.6 Payment for capital expenditures $161.9 $162.5 Payment for software and other deferred charges $ 33.4 $ 25.8 Free Cash Flow(2) $320.9 $253.3 Dividends $171.8 $168.7 Share Repurchase $157.7 $ 40.9 Total debt to total capital 37.1% 41.8% (1) Impact of extra week in Q4-04 shifted an estimated $70 mil. of cash out of 2005 into 2004 (2) Cash flow from operations less payment for capital expenditures, software and other deferred charges (1) Impact of extra week in Q4-04 shifted an estimated $70 mil. of cash out of 2005 into 2004 (2) Cash flow from operations less payment for capital expenditures, software and other deferred charges (1) Impact of extra week in Q4-04 shifted an estimated $70 mil. of cash out of 2005 into 2004 (2) Cash flow from operations less payment for capital expenditures, software and other deferred charges (1) Impact of extra week in Q4-04 shifted an estimated $70 mil. of cash out of 2005 into 2004 (2) Cash flow from operations less payment for capital expenditures, software and other deferred charges (1) Impact of extra week in Q4-04 shifted an estimated $70 mil. of cash out of 2005 into 2004 (2) Cash flow from operations less payment for capital expenditures, software and other deferred charges

2007 Earnings Guidance: Key Considerations Factors contributing to projected earnings growth: Midpoint of range assumes improvement in underlying growth rate... projecting reported revenue growth of 2% to 5% Volume up 2% to 4%, net of 1 point loss from strategic product pruning and price-related forward buy in Office Products Currency benefit of 1% to 1.5% (E.P.S. benefit to year of ~ $0.03) Price/mix expected to be relatively flat to down modestly Estimated $45 mil. incremental pre-tax savings from 2006 restructuring Reduced impact from RFID losses, LIFO adjustment, and stock option expense Modest net benefit from share repurchase on earnings per share (~ $0.05 benefit to year based on shares repurchased to date) Offsetting factors: Reinvestment of portion of restructuring savings (e.g., incremental spend related to global IT platform of $12 to $15 mil.) Higher effective tax rate

Key Assumptions: Reported revenue up 2% to 5%, including 1% to 1.5% benefit from currency Modest inflation in raw material costs offset with benefit from global sourcing strategies, material cost-outs, and selective price increases Operating margin of 9.5% to 10.5% Interest expense of $50 to $60 mil., subject to impact of share repurchase Tax rate in the range of 20% to 22% Top-line growth will be key determinant of outcome within guidance range; low end of range assumes no pick-up in growth relative to 2006 pace Seasonal considerations... Q1 generally represents about 20% of full year earnings; expect it to be lower as percentage of full year guidance, due to impact of price-related forward buy and transition costs associated with 2007 restructuring actions in Office Products 2007 Earnings Guidance: Key Considerations (continued)

2007 Earnings and Free Cash Flow Guidance 2007 Guidance Reported (GAAP) Earnings Per Share $3.90 - $4.30 Add Back: Estimated Restructuring and Asset Impairment Charges* $0.05 - $0.10 Adjusted (non-GAAP) Earnings Per Share $4.00 to $4.35 * Subject to upward revision as plans are finalized Capital Expenditures & Investments in Software $210 to $225 mil. Free Cash Flow $345 to $395 mil.